Exhibit 99.1

FingerMotion, Inc.: Invitation to The ThinkEquity Conference

New York, New York--(Newsfile Corp. - October 25, 2022) - FingerMotion, Inc. (NASDAQ: FNGR), a mobile services and data company, will be participating in The ThinkEquity Conference, which will take place on October 26, 2022 at The Mandarin Oriental Hotel in New York.

Martin Shen will be presenting at 02:00 pm ET on October 26th. Interested parties can register to attend here. Members of the FingerMotion, Inc. management will also be holding one-on-one investor meetings throughout the day.

The presentation will also be live-streamed at the following link.

About The ThinkEquity Conference

The ThinkEquity Conference will gather industry insiders, investors and leading executives from around the world on October 26th in New York. Attendees can expect a full day of company presentations, panel discussions, one-on-one investor meetings and more.

Featured sectors include AI/Big data technology, Biotechnology, EV/EV Infrastructure, Metals & Mining and Oil & Gas.

To register to attend The ThinkEquity Conference, please follow this link.

For further information: Martin Shen CEO (347) 349-5339 martin.shen@fingermotion.com

Source: FingerMotion, Inc.

SOURCE ThinkEquity LLC